EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 12, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Cadence Financial Corporation, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/    T. E. LOTT & COMPANY

Columbus, Mississippi

June 30, 2009